Exhibit 3.2

MOLYCORP, INC.
BYLAWS
As Adopted on July 9, 2010 and in
Effect on August 3, 2010

TABLE OF CONTENTS
(continued)

(ii)

STOCKHOLDERS MEETINGS
     1. Time and Place of Meetings. All meetings of stockholders will be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors of the Company (the “Board”) from time to time or, in the absence of a designation by the Board, the Chairman of the Board (the “Chairman”), the Chief Executive Officer or the Secretary, and stated in the notice of the meeting. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that a meeting of stockholders will not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the Board may adopt from time to time. The Board may postpone and reschedule any previously scheduled annual or special meeting of stockholders.
     2. Annual Meetings. At each annual meeting of stockholders, the stockholders will elect, by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of Directors, the Directors to succeed those Directors whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with Bylaws 8, 9, 10 and 11.
     3. Special Meetings. A special meeting of stockholders may be called only by (a) the Chairman, (b) the Chief Executive Officer, or (c) the Secretary within 10 calendar days after receipt by the Chairman and the Secretary of the written request of a majority of the total number of Directors that the Company would have if there were no vacancies on the Board (the “Whole Board”), in each case to transact only such business as is properly brought before the meeting in accordance with Bylaw 8 and specified in the notice of the meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation.
     4. Notice of Meetings. Written notice of every meeting of stockholders, stating the place, if any, date and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given, in a form permitted by Bylaw 26 or by the DGCL, not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided by law. When a meeting is adjourned to another place, date, or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.
     5. Inspectors. The Board will, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting will appoint one or more inspectors to act at the meeting.
     6. Quorum. Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at a meeting of stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.
     7. Voting; Proxies. Except as otherwise provided by law, by the Company’s Certificate of Incorporation, or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by proxy. Every proxy must be authorized in a manner permitted by Section 212 of the General Corporation Law of the State of Delaware (the “DGCL”) (or any successor provision). When a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders in all matters other than the election of Directors, or as otherwise provided in these Bylaws, the Certificate of Incorporation, a Preferred Stock Designation, or by law.
     8. Order of Business. The Chairman, or such other officer of the Company designated from time to time by a majority of the Whole Board, will call meetings of stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of stockholders will also determine the order of business and have the authority in his or her sole discretion to determine the rules of procedure and regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxy holders) that may attend any such stockholders’ meeting, by ascertaining whether any stockholder or his or her proxy holder may be excluded from any meeting of stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat, by determining the circumstances in which any person may make a statement or ask questions at any meeting of stockholders, by ruling on all procedural questions that may arise during or in connection with the meeting, by determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting.
     9. Notice of Stockholder Proposals.
     (a) Business to Be Conducted at Annual Meeting. At an annual meeting of stockholders, only such business may be conducted as has been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination of a person for election as a director, which is governed by Bylaw 10, and to the extent applicable, Bylaw 11) must be (i) brought before the meeting by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by a stockholder who (A) has complied with all applicable requirements of this Bylaw 9 and Bylaw 11 in relation to such business, (B) was a stockholder of record of the Company at the time of giving the notice required by Bylaw 11(a) and is a stockholder of record of the Company at the time of the annual meeting, and (C) is entitled to vote at the annual meeting. For the avoidance of doubt, the foregoing clause (ii) will be the exclusive means for a stockholder to submit business before an annual meeting of stockholders (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) and included in the notice of meeting given by or at the direction of the Board).
     (b) Required Form for Stockholder Proposals. To be in proper written form, a stockholder’s notice to the Secretary must set forth:
          (i) Information Regarding the Proposing Person. As to each Proposing Person (as such term is defined in Bylaw 11(d)(ii)):
               (A) the name and address of such Proposing Person, as they appear on the Company’s stock transfer book;
               (B) the class, series and number of shares of the Company beneficially owned or of record by such Proposing Person (including any shares of any class or series of the Company as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time);
               (C) a representation (1) that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting and (2) as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote and required to approve the proposal and, if so, identifying such Proposing Person;
               (D) a description of any (1) option, warrant, convertible security, stock appreciation right or similar right (including any derivative securities, as defined under Rule 16a-1 under the Exchange Act), whether or not presently exercisable, with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of securities of the Company or with a value derived in whole or in part from the value of any class or series of securities of the Company, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Company or otherwise, directly or indirectly held of record or owned beneficially by such Proposing Person and (2) each other direct or indirect opportunity of such Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Company’s securities, in each case regardless of whether (x) such interest conveys any voting rights in such security to such Proposing Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such interest (any such interest referred to in this clause (D), being a “Derivative Interest”);

               (E) any proxy, contract, arrangement, understanding or relationship pursuant to which the Proposing Person has a right to vote any shares of the Company or which has the affect of increasing or decreasing the voting power of such Proposing Person;
               (F) any rights directly or indirectly held of record or beneficially by the Proposing Person to dividends on the shares of the Company that are separated or separable from the underlying shares of the Company;
               (G) any performance-related fees (other than an asset-based fee) to which the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Company or Derivative Interests; and
               (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting.
          (ii) Information Regarding the Proposal: As to each item of business that the stockholder giving the notice proposes to bring before the annual meeting:
               (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons why such stockholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Company and its stockholders;
               (B) a description in reasonable detail of any material interest of any Proposing Person in such business and a description in reasonable detail of all agreements, arrangements and understandings among the Proposing Persons or between any Proposing Person and any other person or entity in connection with the proposal; and
               (C) the text of the proposal or business (including the text of any resolutions proposed for consideration).
     (c) A stockholder is not entitled to have its proposal included in the Company’s proxy statement and form of proxy solely as a result of such stockholder’s compliance with the foregoing provisions of this Bylaw 9.
     (d) If a stockholder does not appear at the annual meeting to present its proposal, such proposed business will not be transacted (notwithstanding that proxies in respect of such vote may have been received by the Company).
     10. Notice of Director Nominations.
     (a) Nomination of Directors. Subject to the rights, if any, of any series of Preferred Stock to nominate or elect Directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with the procedures set forth in this Bylaw 10 will be eligible to serve as directors. Nominations of persons for election as directors of the Company may be made only at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by a stockholder who (A) has complied with all applicable requirements of this Bylaw 10 and Bylaw 11 in relation to such nomination, (B) was a stockholder of record of the Company at the time of giving the notice required by Bylaw 11(a) and is a stockholder of record of the Company at the time of the annual meeting, and (C) is entitled to vote at the annual meeting.
     (b) Required Form for Stockholder Proposals. To be in proper written form, a stockholder’s notice to the Secretary must set forth:
          (i) Information Regarding the Proposing Person. As to each Nominating Person (as such term is defined in Bylaw 11(d)(iii)), the information set forth in Bylaw 9(b)(i) (except that for purposes of this Bylaw 10, the term “Nominating Person” will be substituted for the term “Proposing Person” in all places it appears in Bylaw 9(b)(i) and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Bylaw 10).
          (ii) Information Regarding the Nominee: As to each person whom the stockholder giving notice proposes to nominate for election as a director:
               (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to Bylaw 9(b)(i) if such proposed nominee were a Nominating Person;
               (B) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) under the Exchange Act to be made in connection with a general solicitation of proxies for an election of directors in a contested election (including such proposed nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected);
               (C) all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the stockholder giving the notice or any other Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;
               (D) a written questionnaire with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire will be provided by the Secretary upon written request);
               (E) a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (1) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Company, with the proposed nominee’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (3) if elected as a director of the Company, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the qualifications and eligibility of such proposed nominee to serve as a director.
     (c) A stockholder is not entitled to have its nominees included in the Company’s proxy statement solely as a result of such stockholder’s compliance with the foregoing provisions of this Bylaw 10.
     (d) If a stockholder does not appear at the annual meeting to present its nomination, such nomination will be disregarded.
     11. Additional Provisions Relating to the Notice of Stockholder Business and Director Nominations.
     (a) Timely Notice. To be timely, a stockholder’s notice required by Bylaw 9(a) or Bylaw 10(a) must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.
     (b) Updating Information in Notice. A stockholder providing notice of business proposed to be brought before an annual meeting pursuant to Bylaw 9 or notice of any nomination to be made at an annual meeting pursuant to Bylaw 10 must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Bylaw 9 or Bylaw 10, as applicable, is true and correct at all times up to and including the date of the meeting and any adjournment or postponement thereof. Such update and supplement will be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company, (i) in the case of the update and supplement required to be made as of the record date, not later than the later of five business days after the record date for the meeting and five business days after the first public disclosure of the record date for the meeting, and (ii) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to any adjournment or postponement thereof).
     (c) Determinations of Form, Etc. The presiding officer of any annual meeting will, if the facts warrant, determine that a proposal was not made in accordance with the procedures prescribed by Bylaw 9 and this Bylaw 11 or that a nomination was not made in accordance with the procedures prescribed by Bylaw 10 and this Bylaw 11, and if he or she should so determine, he or she will so declare to the meeting and the defective proposal or nomination, as applicable, will be disregarded. If the Proposing Person or Nominating Person, as applicable, does not appear at the annual meeting to present its proposal or nomination, as applicable, such proposed business will not be transacted (notwithstanding that proxies in respect of such vote may have been received by the Company) and such nomination will be disregarded, respectively.
     (d) Certain Definitions.
          (i) For purposes of Bylaw 9 and Bylaw 10 and this Bylaw 11, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Company with the Securities and Exchange Commission pursuant to Exchange Act or furnished by the Company to stockholders; and
          (ii) For purposes of Bylaw 9 and this Bylaw 11, “Proposing Person” means (A) the stockholder providing the notice of business proposed to be brought before an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (C) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.
          (iii) For purposes of Section Bylaw 10 and this Bylaw 11, “Nominating Person” means (A) the stockholder providing the notice of the nomination proposed made to be at an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination proposed to be made at the annual meeting is made, and (C) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.
     12. Record Dates. (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     (b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.
     (c) The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.
     13. Adjournments. A meeting of stockholders may be adjourned from time to time by the presiding officer of the meeting or the holders of a majority of the stock present in person or represented by proxy at such meeting.
DIRECTORS
     14. Function. The business and affairs of the Company will be managed under the direction of the Board.
     15. Number, Election and Terms. Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, and to the minimum and maximum number of authorized Directors provided in the Certificate of Incorporation, the authorized number of Directors may be determined from time to time only (a) by a vote of a majority of the Whole Board or(b) by the affirmative vote of the holders of at least 66-2/3% of the Voting Stock, voting together as a single class. The Directors, other than those who may be elected by the holders of any series of the Preferred Stock, will be classified with respect to the time for which they severally hold office in accordance with the provisions of the Certificate of Incorporation.
     16. Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the authorized number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause may be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor is elected and qualified. No decrease in the authorized number of Directors will shorten the term of any incumbent Director.
     17. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation.
     18. Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Chairman or the Secretary. Any resignation is effective when the resignation is delivered to the Company unless the resignation specified a later effective date or an effective date determined upon the happening of an event or events.
     19. Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.
     20. Special Meetings. Special meetings of the Board may be called by the Chairman or the Chief Executive Officer on one day’s notice to each Director by whom such notice is not waived, given in a form permitted by Bylaw 26 or by the DGCL, and will be called by the Chairman or the Chief Executive Officer, in like manner and on like notice, on the written request of a majority of the Whole Board. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.
     21. Quorum. At all meetings of the Board, a majority of the Whole Board will constitute a quorum for the transaction of business. Except for action to be taken by committees of the Board as provided in Bylaw 23, and except for actions required by these Bylaws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.
     22. Participation in Meetings by Remote Communications. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.
     23. Committees. The Board may designate one or more committees, each committee to consist of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, or in these Bylaws, will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee will have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) making, adopting, amending or repealing any provision of these Bylaws.
     24. Compensation. The Board may establish the compensation of directors, including, without limitation, compensation for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services provided to the Company or at the request of the Board.
     25. Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Company.
NOTICES
     26. Generally. (a) Except as otherwise provided by law, these Bylaws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail or courier service or, to the extent permitted by the DGCL, by electronic transmission, addressed to such Director or stockholder. Any notice sent to stockholders by mail or courier service shall be sent to the address of such stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail or with the courier service. Notices sent by electronic transmission shall be deemed effective as set forth in Section 222 of the DGCL. For purposes of this Bylaw 26, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
     (b) Notices to Directors may be given by mail or courier service, telephone, electronic transmission or as otherwise may be permitted by these Bylaws.
     27. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
OFFICERS
     28. Generally. The officers of the Company will be elected by the Board and will consist of a Chief Executive Officer, a Secretary and a Treasurer. The Board may also choose any or all of the following: a President, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), one or more Assistant

Secretaries, one or more Assistant Treasurers and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, the Board may authorize the Chief Executive Officer to appoint any person to any office other than Secretary or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any Director.
     29. Compensation. The compensation of all officers and agents of the Company who are also Directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.
     30. Succession. The officers of the Company will hold office until their successors are elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Company may be filled by the Board or by the Chairman as provided in Bylaw 28.
     31. Authority and Duties. Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.
STOCK
     32. Certificates. The shares of capital stock of the Company will be represented by certificates unless the Board provides by resolution or resolutions that some or all of any or all classes or series of stock will be uncertificated shares. Any such resolution will not apply to shares represented by a certificate until such certificate is surrendered to the Company.
     33. Classes of Stock. The powers, designations, preferences and relative, participating, optional, or other special rights of each class or series of stock represented by certificates, if any, and the qualifications, limitations or restrictions of such preferences and/or rights will be set forth in full or summarized on the face or back of the certificates representing such class or series of stock or, in lieu thereof, on the face or back of such certificates will be a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
     34. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate or uncertificated shares.
GENERAL
     35. Fiscal Year. The fiscal year of the Company will end on December 31st of each year or such other date as may be fixed from time to time by the Board.
     36. Reliance Upon Books, Reports and Records. Each Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.
     37. Amendments. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (b) by the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and these Bylaws. Notwithstanding the foregoing and anything contained in these Bylaws to the contrary, Bylaws 1, 3, 8, 9, 10, 11, 15, 16, 18 and 37 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 66-2/3% of the Voting Stock, voting together as a single class.
     38. Certain Defined Terms. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Certificate of Incorporation.